As filed with the Securities and Exchange Commission on September 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

ZENAS BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	93-2749244
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 1200

Waltham, MA 02451

(857) 271-2954

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leon O. Moulder, Jr.

Chief Executive Officer

1000 Winter Street, Suite 1200

Waltham, MA 02451

(857) 271-2954

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas Danielski Paul Kinsella Nicholas Roper Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000	Richard Segal Denny Won Divakar Gupta Evan Leitner Cooley LLP 55 Hudson Yards New York, NY 10001 (232) 479-6000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333- 281713

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation By Reference

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the public offering of common stock, par value $0.0001 per share (“Common Stock”), of Zenas BioPharma, Inc. (the “Registrant”), contemplated by the Registration Statement on Form S-1, as amended (File No. 333-281713), initially filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 22, 2024 (as amended, the “Prior Registration Statement”) pursuant to the Securities Act, which was declared effective by the Commission on September 12, 2024. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of shares to be offered in the public offering by $28,841,996, which includes additional shares that the underwriters have the option to purchase. The additional shares of Common Stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement.

The required opinion and consents are listed in Part II, Item 16 hereto and filed herewith.

PART II

Information Not Required in Prospectus

Item 16.	Exhibit List

Exhibit Number		Description of Exhibit
5.1		Opinion of Ropes & Gray LLP
23.1		Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2		Consent of Ropes & Gray LLP (included in Exhibit 5.1)
24.1	*	Power of Attorney
107		Filing Fee Table

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-281713), originally filed with the Securities and Exchange Commission on August 22, 2024 and incorporated by reference herein.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Massachusetts, on the 12th day of September, 2024.

ZENAS BIOPHARMA, INC.
By:	/s/ Leon O. Moulder, Jr.
Leon O. Moulder, Jr.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Leon O. Moulder, Jr.	Chief Executive Officer	September 12,
Leon O. Moulder, Jr.	(Principal Executive Officer)	2024
*	Chief Business Officer, Chief Financial Officer
Jennifer Fox	and Treasurer	September 12,
	(Principal Financial Officer and Principal	2024
	Accounting Officer)
*	Director	September 12,
Patricia Allen		2024
*	Director	September 12,
James Boylan		2024
*	Director	September 12,
Patrick Enright		2024
*	Director	September 12,
Tomas Kiselak		2024
*	Director	September 12,
Hongbo Lu, Ph.D.		2024
*	Director	September 12,
Jake Nunn		2024
*	Director	September 12,
John Orloff, M.D.		2024
*	Director	September 12,
Ting Xiao		2024

*By:	/s/ Leon O. Moulder, Jr.
Leon O. Moulder, Jr.
Attorney-in-Fact